Convertible Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON ITS CONVERSION MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Titan Holdings, Inc.

Dated: August 1, 2005

For value received Titan Holdings, Inc., a corporation organized and existing under the laws of the State of Maryland and having its principal place of business at 421 East Cook Road, Suite 200, Fort Wayne, Indiana 46825 (the “Company”), hereby promises to pay to Brian Kistler (“Payee”), or registered assigns, on the Maturity Date the principal amount outstanding pursuant to the "Grid" attached hereto and made a part hereof, or such part thereof as then remains unpaid, and to the extent permitted by applicable law, interest on any overdue principal, at a rate equal to the lesser of (a) 6% per annum or (b) the highest rate allowed by applicable law, with such interest on overdue principal accruing from the date such principal became due by reason of maturity, acceleration or otherwise.

Principal (and interest, if any) shall be payable in lawful money of the United States of America, at the principal office of Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest, if any, shall be computed on the basis of a 360-day year and a 30-day month.

ARTICLE I
DEFINITIONS

For all purposes of this Note, the following terms shall have the meanings indicated:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean and include the Company's authorized Common Stock, par value $0.001 per share, as constituted at the date hereof, and shall also include any capital stock of any class or series of the Company hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and/or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. In the event the Company authorizes one or more classes or series of capital stock qualifying as "Common Stock" for purposes of the foregoing definition, in addition to the class of authorized capital stock denominated as "Common Stock" in the Company's Certificate of Incorporation as of the date hereof, the Holder shall have the right to designate, at each time it exercises its rights under this Note, the class or series of authorized capital it elects to purchase in satisfaction of its rights under this note.

“Conversion Price” shall have the meaning set forth in Article IV.

“Current Market Price” shall have the meaning set forth in Section 5.2 (vii).

“Holder” shall mean a registered holder of a Note and shall, solely for the purposes of Article 9 hereof, mean the holder of Registerable Securities.

“Maturity Date” shall mean December 31, 2007.

“Note’ shall mean this Convertible Note, or any replacement note representing all or a portion of the principal amount of this Convertible Note.

“Other Shareholders” shall mean holders of securities of the Company who are entitled by contract with the Company or who are permitted by the Company to have securities included in a registration of the Company's securities.

“Register”, “Registered” and “Registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in compliance with Article 9 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

“Registerable Securities” shall mean the Shares not theretofore sold to the public.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registerable Securities, all fees and disbursements of counsel for any Holder and any blue-sky fees and expenses excluded from the definition of "Registration Expenses."

“Shares of Common Stock” purchased or purchasable by a Holder of a Note upon the exercise thereof.

“Term of this Note” shall mean the period beginning on the date of initial issuance hereof and ending on the Maturity Date.

ARTICLE 2
PAYMENT

2.1 Payment. The entire amount of this Note then outstanding and not previously converted into Common Stock shall be payable in full, together with any and all accrued interest thereon, on the Maturity Date.

2.2 Optional Prepayment. The Company shall have the right to prepay the outstanding principal balance of this Note in whole or in part, at any time without premium or penalty, provided that any prepayment in whole of this Note must be accompanied by payment in full of any and all accrued interest thereon to the date of prepayment. Prepayments shall be applied first to accrued interest on this Note, and then to the outstanding principal balance.

2.3 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a date on which banks in the State of Indiana are authorized or required to be closed, such payment may be made on the next succeeding business day.

ARTICLE 3
REGISTRATION, EXCHANGE, REPLACEMENT

3.1 Registration, etc. The Company shall maintain at its principal office a register and shall record therein the names and addresses of the registered Holders of this Note, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered Holder if other than the address of the Holder, and the particulars of all transfers, exchanges and replacements of Notes. No transfer of this Note shall be valid unless the registered Holder or the executors or administrators or the duly appointed attorney of such Holder requests such transfer to be made on such register, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, duly executed in form as set forth in the forms of assignment attached hereto. Any replacement, transfer or subdivision of this Note shall be registered on the date of execution by the Company. The registered Holder of this Note shall be that person in whose name the Note has been so registered by the Company. A registered Holder shall be deemed the owner of the Note for all purposes and, subject to the provisions hereof and thereof, shall be entitled to the principal, premium, if any, and interest evidenced by such Note free from all equities or rights of setoff or counterclaim between the Company and the transferor of such registered Holder or any previous registered Holder of such Note or any unregistered transferee or assignee.

3.2 Transfer and Exchange. The registered Holder of this Note may, prior to maturity or acceleration thereof, surrender such Note at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered Holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered Holder, the Company shall issue in exchange therefor another Note or Notes for the same aggregate principal amount as the unpaid principal balance of the Note so surrendered having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such person or persons, or registered assigns as the registered Holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

3.3 Replacement. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, in the amount of the unpaid principal balance of the lost, stolen, destroyed or mutilated Note and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE 4
CONVERSION

4.1 Voluntary Conversion. Any Holder of this Note has the right, at the Holder's option, at any time prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with the provisions of Section 4.2, in whole for the amount then outstanding, into full, paid and nonassessable shares of Common Stock of the Company. The number of shares of Common Stock into which this Note may be converted (Shares) shall be determined by dividing the aggregate principal amount, together with accrued interest to the date of conversion, if any, by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to $1.

4.2 Conversion Procedure.

4.2.1. Notice of Conversion Pursuant to Section 4.1. Before the Holder shall be entitled to convert this Note into Shares of Common Stock, it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to covert the same, if the Holder is electing to convert pursuant to section 4.1, and shall state therein the name or names in which the certificate or certificates for Shares of Common Stock to which the Holder of this Note shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the Shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holder of such Shares of Common Stock as of such date.

4.3 Delivery of Stock Certificates. As promptly as practicable after the conversion of this Note, the Company, at its expense, will issue and deliver to the Holder of this Note a certificate for the number of full Shares of Common Stock issuable upon such conversion.

4.4 Mechanics and Effect of Conversion. Fractional shares shall not be issued upon the conversion of this Note but in any case where the Holder would otherwise be entitled under the terms hereof to receive a fractional share upon the complete conversion of this Note, the Company shall, upon the conversion of this Note for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company) over the Conversion Price for such fractional share. Upon the conversion of this Note pursuant to Section 4.1 above, the Holder shall surrender this Note, duly endorsed, to the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of Shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the this Note and applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. In the event of any conversion of this Note pursuant to Section 4.1 above, such conversion shall be deemed to have been made immediately prior to the closing of the issuance and sale of such Stock and on and after such date the Holder of this Note entitled to receive the Shares of such Common Stock issuable upon such conversion shall be treated for all purpose as the record Holder of such Shares, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder within thirty (30) days after the date of such conversion, any interest accrued and unpaid to and including the date of such conversion, and no more.

ARTICLE 5
ANTIDILUTION PROVISIONS

5.1 Adjustment of Number of Shares. Upon each adjustment of the Conversion Price as provided in Section 5.2, the Holder shall thereafter be entitled to purchase, at the Conversion Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

5.2 Adjustment of the Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

(i) If the Company shall at any time or from time to time during the Term of this Note issue shares of Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, the Conversion Price in effect immediately prior to each such issuance or adjustment shall forthwith (except as provided in this clause (i)) be adjusted to a price equal to the consideration per share for which such additional shares of Common Stock are so issued.

For the purposes of any adjustment of the Conversion Price pursuant to this clause (i), the following provisions shall be applicable:

1. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

2. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Company, irrespective of any accounting treatment; provided, however, that such fair market value as determined by the Board of Directors, together with any cash consideration being paid, shall not exceed the aggregate Current Market Price (as hereinafter defined) of the shares of Common Stock being issued.

3. In the case of the issuance of: (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock, or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(A) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above with the proviso in subdivision (2) being applied to the number of shares of Common Stock deliverable upon such exercise), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversions or exchanges thereof, shall be deemed to have been issued at the time such securities were issued, or such options or rights were issued, and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above with the proviso in subdivision (2) being applied to the number of shares of Common Stock deliverable upon such conversion, exchange or exercise);

(C) On any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have resulted had the adjustment made upon the issuance of such options or rights related to such securities not converted prior to such change being made upon the basis of such change; and

(D) On the expiration of any such options or rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights, related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have resulted had the adjustment it made upon the issuance of such options, rights, securities or options or rights related to such securities being made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(ii) "Excluded Stock" shall mean shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock or upon any subdivision or split-up of the outstanding shares of Common Stock.

(iii) If, at any time during the Term of this Note, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

(iv) If, at any time during the Term of this Note, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall appropriately increase so that the number of shares of common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

(v) Without limiting any prohibitions on such issuance elsewhere contained in this Note, in case at any time during the Term of this Note the Company shall: (i) declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus, or (ii) shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons' assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of (x) the Current Market Price of one share of Common Stock minus (y) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of Common Stock and of which the denominator shall be such Current Market Price.

(vi) All calculations under this Article 5 shall be made to the nearest cent or to the nearest one tenth (1/10) of a share, as the case may be.

(vii) For the purpose of any computation pursuant to this Article 5, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive business days ending no more than three (3) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 20-business day period). The closing price for each day shall be the last reported sales price or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices, in either case on the principal national securities exchange in which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System (NASDAQ) on such day, or if, on any day in question the security shall not be quoted on the NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated, or any similar reputable quotation and reporting service if such quotation is not reported by The National Quotation Bureau Incorporated; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (vii) are available for the period required hereunder, the Current Market Price shall, if the Payee consents, be determined in good faith by the Board of Directors of the Company or, if the Payee does not so consent or if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

(viii) Whenever the Conversion Price shall be adjusted as provided in this Article 5, the Company shall prepare a statement showing the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder of this Note at the address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of subsection (X) of this Article 5.

(ix) Adjustments made pursuant to clauses (iii), (iv) and (v) above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

(x) In the event the Company shall propose to take any action of the types described in clauses (iii), (iv), or (v) of this Article 5, the Company shall forward, at the same time and in the same manner, to the Holder of this Note such notice, if any, which the Company shall give to the holders of capital stock of the Company.

(xi) In any case in which the provisions of this Article 5 shall require that an adjustment shall become effective immediately after a record date for an event, until the occurrence of such event, the Company may defer issuing to the Holder of all or any part of this Note which is exercised after such record date and before the occurrence of such event, the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(xii) The sale or other disposition of any Common Stock theretofore held in the treasury of the Company shall be deemed to be an issuance thereof.

ARTICLE 6
MERGERS, CONSOLIDATION, SALES

In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder of this Note shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of Shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof shall thereafter be applicable as nearly as may be in relation to any Shares, securities or assets thereafter deliverable upon the exercise of this Note. The Company shall not effect any such consolidation, merger or sale unless: (I) either (A) the Holder shall have given its written consent thereto, or (B) the other party to the consolidation, merger or sale is not controlled by, does not control, and is not under common control with, the Company and the transaction is not being undertaken with the purpose of diminishing, defeating or avoiding the Holder's rights hereunder, and (ii) prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume, by written instrument, the obligation to deliver to the Holder such Shares, securities or assets as, in accordance with the foregoing provisions, the Holder is entitled to receive.

ARTICLE 7
NOTICE OF DISSOLUTION OR LIQUIDATION

In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Article 6 shall be applicable), the Company shall give notice thereof to the Holder hereof and shall make no distribution to shareholders until the expiration of thirty (30) days from the date of mailing of the aforesaid notice and, in any case, the Holder hereof may convert this Note within thirty (30) days from the date of the giving of such notice and all rights herein granted not so exercised within such thirty (30) day period shall thereafter become null and void.

ARTICLE 8
NOTICE OF EXTRAORDINARY DIVIDENDS

Without limiting other provisions of this Note regarding dividends and distribution, if the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock the Company shall mail notice thereof to the Holder hereof not less than five (5) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Note is converted prior to such record date. The provisions of this Article 8 shall not apply to distributions made in connection with transactions covered by Article 7.

ARTICLE 9
REGISTRATION RIGHTS, ETC.

9.1 Company Registration.

(a) Notice of Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

(i) Promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the other state securities.

(ii) Include in such registration (and any related qualification under blue sky laws or other compliance), and in any, underwriting involved therein, all the Registerable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, subject to any limitations on the number of shares as set forth in Section 9.1(b) below.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 9.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 9.1 shall be conditioned upon such Holders participation in such underwriting and the inclusion of such Holder's Registerable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

Notwithstanding any other provision of this Section 9.1, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registerable Securities which would otherwise be underwritten. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registerable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

If any Holder of Registerable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registerable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

9.2 Registration Rights. In the event that the Company grants registration rights, including demand registration rights, to any other holder of securities of the Company, the Company will promptly give to the Holder written notice thereof and, if, in the opinion of the Holder such registration rights are more favorable than the registration rights provided under this Note, the Holder shall so notify the Company within fifteen (15) days of receipt of the foregoing notice from the Company, whereupon such registration rights shall automatically be deemed to be incorporated in this Note. All registration rights granted to the Holder under the terms of this Agreement shall survive any exercise by the Holder of the conversion rights granted under Section 4.1 hereof.

9.3 Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Section 9.1 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

9.4 Registration Procedures. In case of each registration affected by the Company pursuant to this Article 9, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

(a) Keep such registration effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

(b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

(c) Use its best efforts to register or qualify the Registerable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registerable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulation, thereunder.

9.5 Indemnification.

(a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Article 9, will indemnify and hold harmless each Holder, each of its officers, directors, partners, and agents and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officer, directors, partners, and agents, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be able in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance.

(b) Each Holder and Other Shareholder will, if Registerable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and other Shareholder and each of their respective officers, directors, partners, and agents, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, agents, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other shareholder of securities sold as contemplated herein.

(c) Each party entitled to indemnification under this Section 9.5 (Indemnified Party) shall give notice to the party required to provide indemnification (Indemnifying Party) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 9. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall provide such information as may be reasonably requested by an Indemnifying Party in order to enable such Indemnifying Party to defend a claim as to which indemnity is sought.

9.6 Information by Holder. Each Holder of Registerable Securities, and each other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article 9.

9.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registerable Securities to the public without registration, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (Exchange Act) at any time after it has become subject to such reporting requirements; and

(c) So long as the Holder owns any Registerable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 365 days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or Holder to sell any such regulation of the Commission allowing securities without registration.

9.8 Lock-Up. Any Registerable Shares that are actually registered pursuant to this ARTICLE 9 shall not be traded until one (1) year from the closing date of the registration statement including the Registerable Shares. Such shares shall contain the following legend:

"The shares represented by this certificate are subject to a lock-up restriction as set forth in a Convertible Note dated August 1, 2005, and may not be sold or transferred in the absence of compliance therewith."

ARTICLE 10
NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY

This Note shall not, except upon its conversion into Common Stock, entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Conversion Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

ARTICLE 11
COVENANTS OF THE COMPANY

11.1 Transfer Restriction Legend. Each certificate for Shares shall bear the following legend (and any additional legend required by: (i) any securities laws and (ii) any securities exchange upon which such Shares may, at the time of such exercise be listed) on the face thereof unless at the time of exercise such Shares shall be registered under the Securities Act:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to such legend.

11.2 Covenants as to Common Stock. The Company covenants and agrees that all Shares of Common Stock that may be issued upon the conversion of this Note will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the conversion of this Note or any Common Stock or certificates therefor issuable upon the conversion of this Note. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the conversion of this Note is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all Shares of such Common Stock issuable upon exercise of this Note.

11.3 Will Reserve Shares. The Company will reserve and set apart and have available for issuance at all times, free from preemptive or other preferential rights, the number of Shares of authorized but unissued Common Stock deliverable upon the exercise of this Note.

11.4 Will Not Issue Certain Stock. The Company will not issue any capital stock of any class which has rights to be preferred as to dividends and/or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up, unless (a) such rights shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of assets, and (b) such stock is nonvoting.

11.5 Will Not Declare Dividends. The Company will not pay any dividend or other distribution on any of its capital stock unless such dividend or other distribution on such share of capital stock and all other dividends or distribution paid during the prior one year period on such shares of capital stock are paid out of earned surplus and the aggregate amount thereof is less than ___% of the fair market value of the shares of capital stock (if then ascertainable) on the date of declaration of such dividend or other distribution.

ARTICLE 12
EVENTS OF DEFAULT

12.1 Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing during the term of this Note:

(a) The Company shall default in any payment of any principal under this Note when and as due (whether by reason of demand, maturity, mandatory prepayment, acceleration, or otherwise) or in the payment of any interest on this Note then outstanding;

(b) The company shall default in any payment of any principal under any Note then outstanding when and as due (whether by reason of demand, maturity, mandatory prepayment, acceleration, or otherwise) or in the payment of any interest on such Note then outstanding;

(c) The occurrence of a default or Event of Default under any agreement, instrument or document securing the payment of the principal of or interest on this Note, or any default under any agreement or instrument which evidences a debt owed by the Company to the Payee shall have occurred and be continuing;

(d) The filing of a petition of bankruptcy by or against Company for adjudication as a bankrupt under the federal Bankruptcy Code as amended, the dissolution of Company in connection with the bankruptcy or other insolvency, the appointment of a receiver or trustee of substantially all of the property of Company, or the making by Company of an assignment for the benefit of creditors; provided, however, that Company shall have thirty (30) days cure any involuntary proceedings commenced against it; then any Holder of any of the Notes may, at the option of such Holder, declare all Notes, and all Notes shall thereupon become, forthwith due and payable thereon without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to all Holders, the entire principal.

12.2 Annulment of Acceleration of Notes. If a declaration is made pursuant to Section 12.1 by any Holder or Holders of the Notes, then and in every such case, the Holders of 50% in aggregate principal amount of the Notes then outstanding (exclusive of Notes then directly or indirectly owned by the Company, any of its subsidiaries any Affiliates and/or any Related Party) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

(a) No judgment or decree has been entered for the payment of any monies due pursuant to the Notes;

(b) All arrears of interest (if any) upon all the Notes and all other sums payable under the Notes (except any principal, interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

(c) Each and every other default and Event of Default shall have been waived or otherwise made good or cured; and provided further that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

12.3 Notice. If an Event of Default occurs, the Company shall give prompt notice thereof to the Holder hereof.

ARTICLE 13
MISCELLANEOUS

13.1 Late Charge. Payee may collect a "late charge" equal to 5% of any installment of interest or principal or both that is not paid within ten (10) days after the due date thereof. Late charges shall be separately charged to and collected from the Company and shall be due upon demand by Payee.

13.2 Fees and Expenses. The Company shall pay all costs and expenses, including attorneys' fees, incurred by Payee in connection with the collection of this Note upon an Event of Default. Such expenditures incurred by, Payee shall bear interest at the rate of ten (10%) percent per annum from the date of demand, default or judgment, as applicable.

13.3 Notices. All notices under this Note shall be given in accordance with the procedures set forth in the Agreement.

13.4 Governing Law. This Note is being delivered as a sealed instrument in the State of Indiana and shall be construed in accordance with the laws thereof.

13.5 Headings. Article, section and subsection headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

13.6 Surrender in Exchange. Any portion of the outstanding principal and any accrued interest under this Note may be used at par by the Holder hereof to pay for any other securities of the Company which the Holder hereof may from time to time purchase from the Company.

13.7 Binding Effect. The obligations of the Company set forth herein shall be binding upon the successors and assigns of the Company, whether or not such successors or assigns are permitted by the terms hereof or of the Agreement. The rights of the Holder hereof are transferable to successor Holder or Holders of this Note.

13.8 Amendments, Waivers and Consents. Any provision in this Note to the contrary notwithstanding, changes in or additions to this Note may be made, and compliance with any covenant or provision herein set forth may be omitted or waived by the Company, if the Company: (I) shall obtain consent thereto in writing from the Holder or Holders of at least 50% in aggregate principal amount of all Notes then outstanding, and (ii) shall deliver copies of such consent in writing to any Holders who did not execute the same; provided, that no such consent shall be effective to reduce (or to postpone the date fixed for the payment of) the principal or interest payable on any Note, without the consent of the Holder thereof, or to reduce the percentage in aggregate principal amount of the Notes the consent of the Holders of which is required under this Section. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.9 Company Waivers. Except as otherwise specifically provided herein, the Company, and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note, and do hereby consent to any number of renewals or extensions of the time of payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any part or parts or all of the security for the payment hereof and to the release of any person liable hereon (all without affecting the liability of the other persons, firms, or corporations liable for the payment of this Note); AND DO HEREBY WAIVE TRIAL BY JURY.

IN WITNESS WHEREOF, the undersigned has executed and delivered this instrument by its officer thereunto duly authorized.

Titan Holdings, Inc.

By: // ss //
Brian Kistler, Chief Executive Officer